CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our report dated February 12, 2004, relating to the financial statements of Utix Group, Inc. (formally known as Corporate Sports Incentives, Inc.) in this Registration Statement on Form 10-SB. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 2003 or performed any audit procedures subsequent to the date of our report.

VITALE, CATURANO & COMPANY, P.C.

/s/ Vitale, Caturano & Company, P.C.

April 12, 2004
Boston, Massachusetts